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                                                                   EXHIBIT 10.23

                                 PETS.COM, INC.

                    SERIES B PREFERRED STOCK AND CONVERTIBLE
                             NOTE PURCHASE AGREEMENT

        This Series B Preferred Stock and Convertible Note Purchase Agreement (the "Agreement") is made as of the 5th day of November, 1999 by and between Pets.com, Inc., a California corporation (the "Company"), and the investors listed on Exhibit A attached hereto (each a "Purchaser" and together the "Purchasers").

        The parties hereby agree as follows:

        1. PURCHASE AND SALE OF PREFERRED STOCK AND NOTES; CONVERSION OF NOTES.

            1.1 SALE AND ISSUANCE OF SERIES B PREFERRED STOCK AND NOTES.

                (a) The Company shall adopt and file with the Secretary of State of the State of California on or before the Closing (as defined below) the Third Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit B (the "Restated Articles").

                (b) The Company has, or will have before the Initial Closing (as defined in Section 1.2(a) below) authorized the sale and issuance of up to 5,886,149 shares of Series B Preferred Stock (or as applicable, up to 4,882,822 Shares of Series B Preferred Stock and up to 1,003,327 shares of Series B-1 Preferred Stock), or such greater number of shares of Series B and/or Series B-1 Preferred Stock that will permit Amazon.com, Inc. ("Amazon.com") to maintain its ownership of the Company at 46% on a fully diluted basis (assuming full conversion and exercise of all convertible or exercisable securities of the Company, including securities reserved for issuance and not granted under the Company's stock and option plans) (the "Ownership Threshold"), but not to exceed this threshold, after taking into account certain increases to the number of shares authorized for issuance pursuant to the company's 1999 Stock Plan and additional issuances under this Agreement. Shares issued to Amazon.com outside of the 5,886,149 shares contemplated by the first sentence of this Section1.1(b) which permit Amazon.com to maintain its ownership at the Ownership Threshold shall also be referred to hereinafter as the "Amazon True-Up Shares." Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the Initial Closing or the Second Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the Initial Closing or the Second Closing that number of shares of Series B Preferred Stock and/or Series B-1 Preferred Stock set forth opposite each such Purchaser's name on Exhibit A attached hereto under "Initial Closing" and/or "Second Closing," respectively, at a purchase price of $7.55 per share, and certain Purchasers agree, severally and not jointly, to purchase at the Initial Closing and the Company agrees to sell and issue to each such Purchaser at the Initial Closing a Convertible Promissory Note in either the form attached hereto as Exhibit C-1 or C-2 (each, a "Note") in the principal amount set forth opposite each such Purchaser's name on Exhibit A attached hereto under "Initial Closing." The shares of Series B and/or Series B-1 Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "Stock; and the Stock, the Notes, the Stock issuable upon

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conversion of the Notes, and the Common Stock issuable upon conversion of the
Stock shall collectively be referred to hereinafter as the "Securities."

            1.2 CLOSING; DELIVERY; CONVERSION OF NOTES.

                (a) The initial purchase and sale of the Stock and Notes shall take place at the offices of Venture Law Group, 2775 Sand Hill Road, Menlo Park, California, at 10:00 a.m., on November __, 1999, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Initial Closing"). At the Initial Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby and/or a Note being purchased by such Purchaser against payment of the purchase price therefor by check payable to the Company or by wire transfer to the Company's bank account.

                (b) Without limiting the obligations of certain of the Purchasers to convert the Notes at the Second Closing as provided in Section 1.2(c) below, if the full number of the authorized shares of Series B Preferred Stock of the Company is not sold at the Initial Closing, the Company shall have the right, at any time prior to December 31, 1999, to sell the remaining authorized but unissued shares of Series B Preferred Stock at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the "Second Closing") to one or more additional purchasers as determined by the Company, or to any Purchaser hereunder who wishes to acquire additional shares of Series B Preferred Stock at the price and on the terms set forth herein, subject only to the Ownership Threshold applicable to Amazon.com, and provided further that so long as Amazon.com has not exceeded the Ownership Threshold and elects to purchase additional Stock in the Second Closing, it may elect to purchase shares of Series B-1 Preferred Stock instead of Series B Preferred Stock. Any additional Purchaser so acquiring shares of Series B Preferred Stock (or as may be applicable in the case of Amazon.com, Series B-1 Preferred Stock) shall be considered a "Purchaser" for purposes of this Agreement, any Series B Preferred Stock (or as may be applicable in the case of Amazon.com, Series B-1 Preferred Stock) so acquired by such additional purchaser shall be considered "Stock" for purposes of this Agreement and all other agreements contemplated hereby, and for purposes of this Agreement, unless otherwise indicated, the term "Closing" refers to the closing of the purchase and sale of Securities with respect to a particular Purchaser. At the Second Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company or by wire transfer to the Company's bank account, or by conversion or partial conversion of the Note issued to such Purchaser in the Initial Closing, all as more fully set forth in Section 1.2(c) below.

                (c) Notwithstanding the provisions of Section 1.2(b) above and also subject to the following sentence, conversion of the Notes into Stock or repayment of the unconverted principal and accrued interest thereon shall be effected by the Company without any further action by the Purchasers at the Second Closing in accordance with the terms set forth in this Section 1.2(c) under one of the following three scenarios as may be applicable. Regardless of which scenario is applicable to the Second Closing, Amazon.com shall have the right to

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convert the Note issued and sold to it in the Initial Closing (the "Amazon
Note") in whole or in part into Stock or demand repayment of the principal amount of the Amazon Note and accrued interest thereon in whole or in part, in accordance with the terms of the Amazon Note, in the form attached hereto as Exhibit C-1. In connection with any full or partial conversion of the Amazon Note by Amazon.com, the Company shall promptly issue and deliver a share certificate to Amazon.com for the number of shares of Series B or Series B-1 Preferred Stock applicable to such conversion, repay any unconverted part of the Amazon Note and applicable accrued interest, and the Amazon Note shall thereafter be deemed to have been canceled. In addition, regardless of which scenario is applicable to the Second Closing, Amazon.com shall have the right to purchase the applicable number of Amazon True-Up Shares to maintain its percentage ownership of the Company at 46%.

Scenario 1: If in the Second Closing the Company sells 1,324,504 shares of Series B Preferred Stock for an aggregate purchase price of $10,000,005.20 (the "Target Amount") to a new investor who did not previously own any capital stock of the Company (an "Outside Investor"), then Amazon.com may, in its sole discretion, elect to purchase up to 609,272 shares of Series B and/or Series B-1 Preferred Stock (subject to the Ownership Threshold), and the principal amount of and accrued interest on each of the Notes issued and sold to the other Purchasers in the Initial Closing shall be repaid in full in cash by the Company.

Scenario 2: If the Company does not sell any shares of Series B Preferred Stock to an Outside Investor in the Second Closing, then Amazon.com shall not purchase additional stock in the Second Closing and the principal amount of each Note issued to the other Purchasers in the Initial Closing shall be converted in full into a total of 584,052 shares of Series B Preferred Stock, and accrued interest on each such Note shall be payable in full in cash by the Company to each such Purchaser.

Scenario 3: If the Company sells less than the Target Amount of Series B Preferred Stock to an Outside Investor in the Second Closing, then Amazon.com may, in its sole discretion, elect to purchase additional shares of Series B and/or Series B-1 Preferred Stock in the Second Closing, but only to the extent that following such additional purchase its percentage ownership of the capital stock of the Company on a fully diluted basis (assuming full conversion and exercise of all convertible or exercisable securities of the Company, including securities reserved for issuance and not granted under the Company's stock and option plans) will not exceed the Ownership Threshold. If Amazon.com elects to purchase fewer shares of Stock than the maximum number to which it would otherwise be entitled to maintain its ownership at 46% on a fully diluted basis at the time of the Second Closing, then the Company may in its sole discretion elect to convert in whole or in part the Notes issued to the other Purchasers in the Initial Closing on a pro rata basis based on the respective principal amounts of such Notes and/or to sell additional shares of Stock to any Purchaser, provided that the total number of shares of Series B and/or Series B-1 Preferred Stock issued hereunder (including upon conversion of the Notes) does not exceed 5,886,149 shares total for all closings (plus, as may be applicable, the Amazon True-Up Shares). Any unconverted principal under the Notes issued to each of the other Purchasers, and accrued interest on the foregoing Notes shall be payable in full in cash by the Company to each Purchaser as applicable at the Second Closing.

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            1.3 HART-SCOTT-RODINO ACT COMPLIANCE.

                (a) The Company agrees to use its best efforts to make an appropriate filing of a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten (10) business days of the date hereof and to supply as promptly as practicable any additional information and documentation that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of applicable waiting periods under the HSR Act as soon as practicable. The Company will cooperate and coordinate with the Purchasers in exchanging information and providing reasonable assistance as the other party may request in connection with the foregoing, to the extent such request is appropriate and reasonably necessary.

                (b) Each of the Purchasers (to the extent that a Purchaser is required to make a filing under the HSR Act) listed on Exhibit A hereto agrees to use its best efforts to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten (10) business days of the date hereof and to supply as promptly as practicable any additional information and documentation that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of applicable waiting periods under the HSR Act as soon as practicable. The Purchasers will cooperate and coordinate with the Company in exchanging information and providing reasonable assistance as the other party may request in connection with the foregoing to the extent such request is appropriate and reasonably necessary. Each Purchaser hereby agrees to pay the filing fees and the related costs incurred by such Purchasers to effect any HSR filing that is applicable to such Purchaser.

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit D, which exceptions shall be deemed to be representations and warranties as if made hereunder:

            2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted in the future. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

            2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist, immediately prior to the Initial Closing, of:

                (a) 21,427,328 shares of Preferred Stock, 7,227,328 of which shares have been designated Series A Preferred Stock, all of which are issued and outstanding immediately prior to the Initial Closing, 12,900,000 of which shares have been designated Series B Preferred Stock, 6,622,517 of which are issued and outstanding immediately prior to the Initial Closing, and 1,300,000 of which shares have been designated Series B-1 Preferred Stock,

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none of which are issued and outstanding immediately prior to the Initial
Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Articles. All of the outstanding shares of Preferred Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

                (b) 36,000,000 shares of Common Stock, 5,358,246 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

                (c) The Company has reserved 4,623,909 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1999 Stock Plan duly adopted by the Board of Directors and approved by the Company shareholders (the "Stock Plan"). Of such reserved shares of Common Stock, 3,546,409 shares have been issued pursuant to restricted stock purchase agreements or exercised options, options to purchase 1,077,500 shares have been granted or are currently outstanding, and no shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan. Except as set forth on the Schedule of Exceptions, options and Common Stock granted to employees by the Company pursuant to the Stock Plan are subject to the following vesting schedule: 25% of the shares comprising each grant to employees shall vest on the one-year anniversary of the vesting commencement date for such grant, and thereafter 1/48th of the shares comprising the grant shall vest on each monthly anniversary of the vesting commencement date for such grant over the following 36 months. Unvested shares of Common Stock issued to employees pursuant to the Stock Plan are subject to the Company's right of repurchase at the original grantee's purchase price.

                (d) Except for (a) the conversion privileges of the outstanding Series A Preferred Stock and the Series B Preferred Stock previously issued and the Series B and/or Series B-1 Preferred Stock to be issued pursuant to this Agreement, (b) the Right of First Offer set forth in Section 2.3 of the Amended and Restated Investors Rights Agreement to be entered into by the Company, Greg McLemore, the Purchasers, the holders of Series A Preferred Stock and the prior holders of Series B Preferred Stock at the Closing, and (c) outstanding options issued pursuant to the Stock Plan, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. Other than the Amended and Restated Voting Agreement of even date herewith by and among the Company, Greg McLemore, Julie Wainwright, the holders of Series A Preferred Stock, the prior holders of Series B Preferred Stock and the Purchasers hereunder, the Company is not a party or subject to any agreement or understanding, and to the best of its knowledge, there is no agreement or understanding between any persons and/or entities, that affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

            2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

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            2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Amended and Restated Investors' Rights Agreement, in the form attached hereto as Exhibit E (the "Investors' Rights Agreement"), the Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit F (the "Co-Sale Agreement") and the Amended and Restated Voting Agreement in the form attached hereto as Exhibit G (the "Voting Agreement" and collectively with this Agreement, the Investors' Rights Agreement and the Co-Sale Agreement, the "Agreements"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws. The sale of the Securities is not and will not be subject to any preemptive rights or rights of first refusal, except for those rights waived or exercised by certain Purchasers purchasing the Stock set forth on Exhibit A.

            2.5 VALID ISSUANCE OF SECURITIES. The Securities that are being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Notes, the Investors' Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Securities will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Articles, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

            2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of the Restated Articles and filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

            2.7 OFFERING. Subject in part to the truth and accuracy of each Purchaser's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the

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Securities as contemplated by this Agreement are, to the Company's knowledge, exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will knowingly take any action hereafter that would cause the loss of such exemption.

            2.8 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with former employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality nor has the Company received any notice thereof. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

            2.9 INTELLECTUAL PROPERTY. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted in the future without any conflict with, or infringement of, the rights of others and believes it can obtain, on commercially reasonable terms, any additional rights necessary for the conduct of its business as proposed to be conducted. The Company has not received any communications alleging that the Company has violated or, by conducting its business as currently conducted or as presently proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business as currently conducted or as proposed to be conducted. Neither the execution or delivery of the Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions, trade secrets or proprietary information of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. The Schedule of Exceptions includes a list of all patents, copyrights, trademarks and domain names claimed or owned by the Company and all licenses by the Company of any intellectual property or technology from third parties.

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            2.10 COMPLIANCE WITH OTHER INSTRUMENTS.

                (a) The Company is not in violation or default of any provisions of its Restated Articles or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                (b) To its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, permit, authorization, distribution agreement or other agreement.

            2.11 AGREEMENTS; ACTION.

                (a) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, members of their immediate families, affiliates, or any affiliate thereof.

                (b) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs, or decrees to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services, or (iv) indemnification by the Company with respect to infringement of proprietary rights.

                (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or Series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 nor, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                (d) For purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to

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believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Bylaws that, to its knowledge, adversely affects its business as now conducted and as proposed to be conducted in the future, its properties or its financial condition.

                (f) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or Series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or
(iii) regarding any other form of liquidation, dissolution or winding up of the Company.

            2.12 DISCLOSURE. The Company has fully provided the Purchasers with all the information that the Purchasers have requested for deciding whether to acquire the Securities and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision, including certain financial projections. No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchasers at the Closing, or other information furnished to the Purchasers (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the extent the financial projections were prepared by management of the Company, such financial projections were prepared in good faith. The assumptions applied in preparing such projections appeared reasonable to management as of the date thereof and as of the date hereof. The Purchasers understand that actual results may differ substantially from those projections.

            2.13 NO CONFLICT OF INTEREST. The Company is not indebted (or committed to make loans or extend or guarantee credit), directly or indirectly, to any of its employees, officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees nor is the Company contemplating such indebtedness as of the date of this Agreement. None of the Company's employees, officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or, to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company nor is the Company contemplating such indebtedness as of the date of this Agreement, except that employees, officers, directors and/or shareholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company.

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To the Company's knowledge, none of the Company's officers, directors or shareholders or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company, nor does any such person own, directly or indirectly, in whole or in part, any material tangible or intangible property that the Company uses or contemplates using in the conduct of its business. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

            2.14 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. Except as contemplated in the Voting Agreement, to the Company's knowledge, no shareholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

            2.15 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

            2.16 BALANCE SHEET. The Company has delivered to each Purchaser that has requested it a copy of its unaudited balance sheet as of September 30, 1999 (the "Balance Sheet"), attached hereto as Exhibit G. The Balance Sheet has been prepared in accordance with generally accepted accounting principles and fairly presents the financial condition of the Company as of the date indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Balance Sheet, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1999 that are not material, individually or in the aggregate, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Balance Sheet, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. Except as disclosed to the Purchasers, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

            2.17 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

            2.18 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have the present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement.

            2.19 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AND EMPLOYEE STOCK PURCHASE AGREEMENTS. Each current and former employee, consultant and officer of the Company has executed agreements with the Company regarding confidentiality and proprietary information (the "Confidential Information and Invention Assignment Agreement") and any stock purchases substantially in the form or forms delivered to the counsel for the Purchasers. No current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's Confidential Information and Invention Assignment Agreement. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. The Company as taken reasonable security measures to maintain the confidentiality of the Company's proprietary information.

            2.20 PERMITS. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

            2.21 CORPORATE DOCUMENTS. The Restated Articles and Bylaws of the Company are in the form provided to counsel for the Purchasers. The copy of the minute books of the Company provided to the Purchasers' counsel contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

            2.22 QUALIFIED SMALL BUSINESS STOCK. As of the Closing: (i) the Company will not have made any purchases of its own stock during the one-year period proceeding the Closing having an aggregate value exceeding 5% of the aggregate value of all its stock as of the beginning of such period and (ii) the Company's aggregate gross assets, as defined by Code

Section 1202(d)(2), at no time between October 7, 1998, and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code
Section 1202(d)(3).

            2.23 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted exclusive rights to develop, manufacture, produce, assemble, license, market, distribute or sell its products or services to any other person or entity and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, produce, assemble, license, distribute, market or sell its products, services or any other products that use its proprietary information.

            2.24 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company has not elected pursuant to the Code to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material adverse effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Balance Sheet, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

            2.25 SECTION 83(b) ELECTIONS. To the best of the Company's knowledge, all individuals who have purchased unvested shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

            2.26 BROKERS. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

            2.27 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed and to satisfy its contractual obligations. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

            2.28 YEAR 2000. To the Company's knowledge, each hardware and software product and other computer and information technology used by the Company in its business (collectively, the "Software") will accurately receive, provide and process date and time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, including, without limitation, leap year calculations, without a decrease in the functionality of the Software so that the Software will not malfunction, cease to function or provide invalid or incorrect results as a result of date or time data, to the extent that other information technology, used in combination with the information technology being acquired, properly exchanges date and/or time data with it. To the Company's knowledge, the Software is designed to be used prior to, during and after the calendar year 2000 A.D. and will operate during each such time period without error relating to date or time data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. Without limiting the generality of the foregoing, to the Company's knowledge, the Software (a) will not abnormally end or provide invalid or incorrect results as a result of date or time data, specifically including date or time data which represents or references different centuries or more than one century, (b) has been designed to ensure year 2000 compatibility, including, but not limited to, date and time data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century, and (c) includes "Year 2000 Capabilities," meaning that the Software (i) will manage and manipulate data involving dates or time, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates, (ii) provides that all date-related user interface functionalities and data fields include the indication of century, and (iii) provides that all date-related data interface functionalities include the indication of century.

            2.29 COMPLIANCE WITH LAWS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition operations or prospects of the Company. To the best of the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            2.30 OBLIGATIONS OF MANAGEMENT. To the best of the Company's knowledge, each of the Company's Chief Executive Officer, President and Chief Financial Officer is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company is not aware that any such officer or key employee of the Company is planning to work less than full time at the Company in the future.

            2.31 USE OF PROCEEDS. The Company will use proceeds from the sale of the Stock for working capital purposes. Such proceeds shall not be used to repay indebtedness to any stockholders of the Company.

            2.32 CHANGES. Since September 30, 1999, there has not been:

                (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Balance Sheet, except changes in the ordinary course of business that have not been or are expected to be, in the aggregate, materially adverse;

                (b) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                (c) any material change in any compensation arrangement or agreement (including salary, bonus, insurance or pension benefits) with any employee, officer, director or shareholder;

                (d) any change or amendment to any of the governing documents of the Company (including the Restated Articles and Bylaws of the Company), except as contemplated hereunder; or

                (e) any arrangement or commitment by the Company to do any of the things described in this Section 2.32.

            2.33 SIGNIFICANT CUSTOMERS AND SUPPLIERS. No customer or supplier that was significant to the Company during the period from February 17, 1999 to the date hereof has terminated, materially reduced or threatened to terminate or materially reduce its purchases from, or provision of products or services to, the Company, as the case may be.

            2.34 SERIES A PREFERRED STOCK. The holders of Series A Preferred Stock, as of the Closing, will not have any rights or privileges other than as reflected in the Series A Preferred Stock Purchase Agreement, the Restated Articles, and the Agreements.

            2.35 ALL TERMS. The Agreements, together with the Restated Articles, Series A Preferred Stock Purchase Agreement dated as of April 22, 1999, and Series B Preferred Stock Purchase Agreement dated as of June 18, 1999 contain all terms relating to the issuances of Series A Preferred Stock and Series B Preferred Stock and the relationships among the holders of such stock, except as set forth in the Schedule of Exceptions.

        3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

            3.1 AUTHORIZATION. Such Purchaser has full power and authority to enter into the Agreements. The Agreements, when executed and delivered by the Purchaser and the other parties hereto and thereto that are required to enter into the Agreements, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except

(a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, and (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

            3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

            3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The Purchaser understands that such discussions, as well as any other written information delivered by the Company to the Purchaser, were intended to describe the aspects of the Company's business which it believes to be material. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the investors to rely thereon.

            3.4 RESTRICTED SECURITIES. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

            3.5 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

            3.6 LEGENDS. The Purchaser understands that the Securities, and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

                (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                (b) Any legend set forth in the other Agreements.

                (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

            3.7 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as presently in effect.

        4. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the Initial Closing.

            4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

            4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchasers at the Initial Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled, and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Balance Sheet.

            4.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

            4.5 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers' special counsel, which shall have received all such counterpart original and certified or other copies of such documents as it has reasonably requested. This may include, without limitation, good standing certificates and certification by the Company's Secretary regarding the Company's Restated Articles and Bylaws and Board of Director and shareholder resolutions relating to this transaction.

            4.6 OPINION OF COMPANY COUNSEL. The Purchasers shall have received from Venture Law Group, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit I.

            4.7 BYLAWS. As of the Initial Closing, the Bylaws of the Company shall provide that the Board of Directors of the Company shall consist of five
(5) persons, which number shall not be changed by an amendment to the Restated Articles or the Bylaws without consent of holders of seventy percent (70%) of the outstanding shares of Preferred Stock; and as of the Second Closing, the Company shall have taken all appropriate action to amend its Bylaws to provide that the Board of Directors of the Company shall consist of six (6) persons, which number shall not be changed by an amendment to the Restated Articles or the Bylaws without consent of holders of seventy percent (70%) of the outstanding shares of Preferred Stock.

            4.8 BOARD OF DIRECTORS. As of the Initial Closing, the Board shall be comprised of five (5) directors: one representative designated by Bowman Capital Management, one representative designated by Hummer Winblad Venture Partners, one director designated by Amazon.com, the Company's Chief Executive Officer, and Jack Balousek. As of the Second Closing and pursuant to the Bylaws amendment contemplated by Section 4.7 above, the Board shall be comprised of six
(6) directors, including the five (5) directors set forth above and one vacancy to be filled in the manner set forth in the Voting Agreement attached hereto as Exhibit G.

            4.9 INVESTORS' RIGHTS AGREEMENT. The Company, each Purchaser, the holders of Series A Preferred Stock, the prior holders of Series B Preferred Stock and Greg McLemore shall have executed and delivered the Investors' Rights Agreement in substantially the form attached as Exhibit E.

            4.10 RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. The Company, Greg McLemore, Julie Wainwright, each Purchaser, the holders of Series A Preferred Stock, the prior holders of Series B Preferred Stock and all holders of more than 100,000 shares of the Company's Common Stock shall have executed and delivered the Co-Sale Agreement in substantially the form attached as Exhibit F.

            4.11 RESTATED ARTICLES. The Company shall have filed the Restated Articles with the Secretary of State of California on or prior to the Initial Closing Date, which shall continue to be in full force and effect as of each Closing Date, and shall deliver a copy of such filed Restated Articles to each Purchaser at Closing.

            4.12 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AND EMPLOYEE STOCK PURCHASE AGREEMENTS. The Company and each of its employees and consultants shall have entered into the Company's standard form Confidential Information and Invention Assignment Agreement, in substantially the form provided to the Purchasers' legal counsel. Each holder of Common Stock of the Company shall have entered into an Employee Stock Purchase Agreement, in substantially the form provided to the Purchasers' legal counsel.

            4.13 VOTING AGREEMENT. The Company, each Purchaser, the holders of Series A Preferred Stock, the prior holders of Series B Preferred Stock, Greg McLemore, and Julie Wainwright shall have executed and delivered the Voting Agreement in substantially the form attached hereto as Exhibit G.

            4.14 SECURITIES COMPLIANCE. The Company shall have taken all actions necessary to comply with any federal or state securities laws applicable to the transactions contemplated hereunder that are required to be taken prior to the Closing.

            4.15 STOCK CERTIFICATES AND NOTES. The Company shall have delivered to each Purchaser a duly executed stock certificate evidencing the Stock purchased by such Purchaser hereunder and, as applicable, a Note evidencing indebtedness of the Company to such Purchaser in the principal amount set forth thereon.

        5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

            5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

            5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

            5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

        6. MISCELLANEOUS.

            6.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

            6.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The parties agree that the Purchaser may assign their rights and obligations under this Agreement to any of their affiliates (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended) or to any successors to the Purchasers or such affiliates.

            6.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

            6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts and may be executed by facsimile, any of which shall be deemed an original and all of which together shall constitute one instrument.

            6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            6.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (with confirmation of successful electronic transmission), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth on the signature page or Exhibit A hereto, or as subsequently modified by written notice, and

            (a) if to the Company, with a copy to:

            Venture Law Group
            2800 Sand Hill Road
            Menlo Park, CA  94025
            Attn:  John V. Bautista
            Tel:  650-854-4488
            Fax:  650-854-1121

            (b) if to Hummer Winblad Venture Partners, with a copy to:

            Gunderson, Dettmer, Stough, Villeneuve, Franklin & Hachigian, LLP 155 Constitution Drive

            Menlo Park, CA  94025
            Attn:  __________
            Tel:  650-321-2400
            Fax:  650-321-2800

            (c) if to Bowman Capital Management, with a copy to:

            Shartsis, Friese & Ginsburg LLP
            One Maritime Plaza, 18th Floor
            San Francisco, CA 94111
            Attn:  Steve Gasser
            Tel:  415-421-6500
            Fax:  415-421-2922

            or (d) if to Amazon.com, with a copy to:

            Perkins Coie LLP
            1201 Third Avenue, Suite 4800
            Seattle, WA  98101-3099
            Attn:  Scott L. Gelband
            Tel:  206-583-8888
            Fax:  206-583-8500

            6.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

            6.8 FEES AND EXPENSES. Upon the Initial Closing, the Company shall pay the reasonable fees and expenses of one legal counsel to the Purchasers incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, provided such fees and expenses do not exceed $15,000. The Purchasers shall pay any additional legal fees and expenses incurred in excess of the foregoing.

            6.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            6.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least 70% of the Stock (or the Common Stock issuable upon conversion of the Stock). Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company. Notwithstanding the foregoing, this Agreement (including Exhibit A hereto) may be amended with only the written consent of the Company to include additional purchasers of Series B and/or Series B-1 Preferred Stock at the Second Closing as "Purchasers."

            6.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

            6.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

            6.13 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

            6.14 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY

SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

            6.15 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder ("Confidential Information"); provided, however, that (a) Confidential Information shall not include (i) information that is or becomes available to the general public other than as a result of disclosure by any Purchaser, (ii) information known to any Purchaser prior to discussions or negotiations related to this Agreement as demonstrated by tangible evidence of such prior knowledge by such Purchaser, or (iii) general knowledge of the Company's industry not specifically related to the Company's business; and (b) Hummer Winblad Venture Partners III, L.P., Hummer Winblad Technology Fund III, L.P. and Bowman Capital Management may distribute Confidential Information concerning the Company to their respective limited partners. The provisions of this Section 6.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

            6.16 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

            6.17 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that Venture Law Group, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Venture Law Group's representation of certain of the Purchasers in such unrelated matters and to Venture Law Group's representation of the Company in connection with this Agreement and the transactions contemplated hereby.

            6.18 AGGREGATION OF STOCK. All shares of stock held or acquired by affiliated entities or persons hereunder shall be aggregated together for the purpose of determining the availability of rights under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

        The parties have executed this Series B Preferred Stock and Convertible Note Purchase Agreement as of the date first written above.

                                         COMPANY:

                                         PETS.COM, INC.

                                         By:     /s/ Julie Wainwright
                                            ------------------------------------

                                         Name:   Julie Wainwright
                                              ----------------------------------

                                                             (print)
                                         Title:       CEO
                                               ---------------------------------

                                         Address:  435 Brannan Street
                                                   San Francisco, CA  94107
                                                   Tel:  (415) 222-9999
                                                   Fax:  (415) 222-9998

                                         PURCHASERS:

                                         SPINNAKER TECHNOLOGY FUND LP

                                         By:     /s/ Thomas Pindelski
                                            ------------------------------------

                                         Name:   Thomas Pindelski
                                              ----------------------------------

                                                             (print)

                                         Title:  Managing Director of Operations
                                               ---------------------------------

                                         Address:  1875 South Grant Street,
                                                   Suite 600
                                                   San Mateo, CA  94402
                                                   Tel:  (415) 222-9999
                                                   Fax:


                      SIGNATURE PAGE TO PURCHASE AGREEMENT

                                     SPINNAKER TECHNOLOGY OFFSHORE FUND LTD.

                                     By:       /s/ Thomas Pindelski
                                         --------------------------------------

                                     Name:     Thomas Pindelski
                                          --------------------------------------
                                                         (print)

                                     Title:    Managing Director of Operations
                                            ------------------------------------

                                     Address:  1875 South Grant Street
                                               Suite 600
                                               San Mateo, CA 94402



                                     SPINNAKER FOUNDERS FUND LP

                                     By:       /s/ Thomas Pindelski
                                         ---------------------------------------

                                     Name:     Thomas Pindelski
                                          --------------------------------------
                                                         (print)

                                     Title:    Managing Director of Operations
                                            ------------------------------------

                                     Address:  1875 South Grant Street
                                               Suite 600
                                               San Mateo, CA 94402



                                     SPINNAKER OFFSHORE FOUNDERS FUND LTD

                                     By:       /s/ Thomas Pindelski
                                         ---------------------------------------

                                     Name:     Thomas Pindelski
                                          --------------------------------------
                                                         (print)

                                     Title:    Managing Director of Operations
                                            ------------------------------------

                                     Address:  1875 South Grant Street
                                               Suite 600
                                               San Mateo, CA 94402

                                     AMAZON.COM, INC.

                                     By:       /s/ Randy Tinsley
                                         ---------------------------------------

                                     Name:     Randy Tinsley
                                          --------------------------------------
                                                         (print)
                                     Title:    VP, Corp. Dev.
                                           -------------------------------------

                                     Address:  1200 -12th Ave. S., Suite 1200
                                               Seattle, WA 98144



                                     HUMMER WINBLAD VENTURE PARTNERS IV, L.P.

                                     By:       /s/ Deborah Wright
                                         ---------------------------------------

                                     Name:     Deborah Wright
                                           -------------------------------------
                                                         (print)
                                     Title:    Member
                                            ------------------------------------



                                     Address:  2 South Park
                                               San Francisco, CA 941115

                                     THE PHOENIX PARTNERS IV LIMITED PARTNERSHIP

                                     By:    The Phoenix Management IV. LLC
                                         ---------------------------------------
                                            its General Partner

                                     By:       /s/ David B. Johnston
                                         ---------------------------------------

                                     Name:     David B. Johnston
                                           -------------------------------------
                                                         (print)

                                     Title:    Managing Member
                                           -------------------------------------

                                     Address:  1000 Second Avenue
                                               Suite 3600
                                               Seattle, WA 98104

                                     THE AVRAM MILLER TRUST

                                     By:       /s/ Avram Miller trust
                                         ---------------------------------------

                                     Name:     Avram Miller
                                          --------------------------------------
                                                         (print)
                                     Title:    Trustee
                                           -------------------------------------

                                     Address:  c/o The Avram Miller Company
                                               505 Montgomery St., 20th Fl.
                                               San Francisco, CA  94111
                                               (415) 835-7267



                                     COMCAST INTERACTIVE CAPITAL, L.P.

                                     By:       CIC Venture Management L.P.
                                         ---------------------------------------

                                     By:       /s/ Abram E. Patlore
                                         ---------------------------------------

                                     Name:     Abram E. Patlore
                                           -------------------------------------

                                                         (print)
                                     Title:    Vice President
                                            ------------------------------------



                                     Address: 1201 Market Street, Suite 2201
                                              Wilmington, DE  19801

                                     CYBER CONTROL DEVELOPMENT LIMITED

                                     By:       /s/ Mico Chung
                                         ---------------------------------------

                                     Name:     Mico Chung
                                           -------------------------------------
                                                         (print)
                                     Title:    Director
                                            ------------------------------------

                                     Address:  38th Floor, Citibank Tower,
                                               Citibank Plaza
                                               3 Garden Road, Central
                                               Hong Kong

                                     ASIA PACIFIC TECHNOLOGY & FINANCE 1 N.V.

                                     By:       /s/ Giorgo Ronchi
                                         ---------------------------------------

                                     Name:  Pleadis Investment Management B.V.
                                            By Giorgo Ronchi, Managing Director

                                                         (print)
                                     Title:
                                           -------------------------------------

                                     Address:  62 de Ruyterkade, Curacao
                                               Netherlands Antilles
                                               With a copy: ETF Group, Via
                                               Cantonale, The Fantastic Building
                                               CH-6928 Manno, Switzerland
                                               Fax number: 41 91 610 71 66
                                               Attention:  Counsel and Secretary



                                     BAYSTAR INTERNATIONAL LTD, a British Virgin
                                     Islands Corporation

                                     By:   BayStar International Management, LLC

                                           Its General Partner

                                           By:  /s/ Steven M. Lamar
                                               --------------------------------
                                           Name:  Steven M. Lamar
                                           Title:                Vice President

                                           1500 West Market Street, Suite 200
                                           Mequon, WI  53092
                                           Fax:  415-835-3777



                                     WORLD ONLINE INTERNATIONAL B.V.

                                     By:  [SIGNATURES ILLEGIBLE]
                                          --------------------------------------

                                     Name: [SIGNATURES ILLEGIBLE]
                                           -------------------------------------

                                     Title:Director/ COO/CFO
                                           -------------------------------------
                                     Address:  Parklaan 28
                                               P O Box ____
                                               3000 AA Rottendam,
                                               Netherlands

                                     THE BALOUSEK FAMILY LIMITED PARTNERSHIP DTD
                                     1/7/99

                                            /s/ Kathleen Balousek
                                            /s/ John B. Balousek
                                            ------------------------------------

                                     Name:  Kathleen Balousek
                                            John B. Balousek

                                     Title: General Partners

                                     Address:  11 Magee Ct.
                                               Moraga, CA  94556

                                     FRANK M. (PETE) HIGGINS

                                     By:  /s/ Frank M. Higgins
                                          --------------------------------------

                                     Name:  Frank M. Higgins
                                           -------------------------------------

                                     Address:  7650  SE  22nd St
                                               Mercer Island, WA 98040



                                     MICHAEL B. SLADE

                                     By:  /s/ Michael B. Slade
                                          --------------------------------------

                                     Address:  3732 E. High Ln.
                                               Seattle  WA  98112



                                     KEITH GRINSTEIN

                                     By:  /s/ Keith Grinstein
                                          --------------------------------------

                                     Name:  Keith Grinstein
                                            ------------------------------------

                                     NICK HANAUER PARTNERSHIP

                                     By:  /s/ Nick Hanauer
                                          --------------------------------------

                                     Name:  Nick Hanauer
                                            ------------------------------------

                                     Address:  The Highlands
                                               Seattle  WA  98177

                                    EXHIBITS

Exhibit A -       Schedule of Purchasers

Exhibit B -       Form of Third Amended and Restated Articles of Incorporation

Exhibit C - 1     Form of Convertible Promissory Note Issuable to Amazon.com

Exhibit C - 2     Form of Convertible Promissory Note Issuable to Other
                  Purchasers

Exhibit D -       Schedule of Exceptions to Representations and Warranties

Exhibit E -       Form of Amended and Restated Investors' Rights Agreement

Exhibit F -       Form of Amended and Restated Right of First Refusal and
                  Co-Sale Agreement

Exhibit G -       Form of Amended and Restated Voting Agreement

Exhibit H -       Balance Sheet dated September 30, 1999

Exhibit I -       Form of Legal Opinion of Venture Law Group

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                 INITIAL CLOSING

                                                                                       PRINCIPAL AMOUNT
                                          NUMBER OF SHARES                             OF CONVERTIBLE
         NAME/ADDRESS/TEL/FAX                OF SERIES B          PURCHASE PRICE       PROMISSORY NOTE
---------------------------------------   ------------------    -------------------   -------------------
Spinnaker Technology Fund, L.P.                  215,998          $ 1,630,784.90        $   510,349.80
c/o Bowman Capital Management
1875 South Grant Street, Suite 600
San Mateo, CA  94402-7013

Tel:  650-287-2200
Fax:  650-572-1844
Attn:  Matthew Cowan

Spinnaker Technology Offshore                    205,691          $ 1,552,967.05        $   486,001.05
Fund Limited
c/o Bowman Capital Management
1875 South Grant Street, Suite 600
San Mateo, CA  94402-7013

Tel:  650-287-2200
Fax:  650-572-1844
Attn:  Matthew Cowan

Spinnaker Founders Fund, L.P.                    117,082         $    883,969.10        $   276,639.55
c/o Bowman Capital Management
1875 South Grant Street, Suite 600
San Mateo, CA  94402-7013
Tel:  650-287-2200
Fax:  650-572-1844
Attn:  Matthew Cowan

                                                                                       PRINCIPAL AMOUNT
                                          NUMBER OF SHARES                             OF CONVERTIBLE
         NAME/ADDRESS/TEL/FAX                OF SERIES B          PURCHASE PRICE       PROMISSORY NOTE
---------------------------------------   ------------------    -------------------   -------------------


Spinnaker Offshore Founders Fund                  66,509          $   502,142.95        $   157,145.70
Cayman Limited
c/o Bowman Capital Management
1875 South Grant Street, Suite 600
San Mateo, CA  94402-7013
Tel:  650-287-2200
Fax:  650-572-1844
Attn:  Matthew Cowan

Amazon.com, Inc.                               1,692,038          $12,774,886.90        $ 2,975,115.25
1200 12th Avenue South, Suite 1200
Seattle, WA  98144
P.O. Box 81226
Seattle, WA  98108-1226
Tel:  206-266-1000
Fax:  206-834-7010
Attn:  General Counsel

Hummer Winblad Venture                         1,008,800          $ 7,616,440.00        $ 2,383,565.20
   Partners IV, L.P.
2 South Park, 2nd Floor
San Francisco, CA  94107
Tel:  415-979-9600
Fax:  415-979-9601
Attn:  John Hummer

The Phoenix Partners IV Limited                  252,200          $ 1,904,110.00         $  595,891.30
    Partnership
1000 Second Avenue, Suite 3600
Seattle, WA  98104
Tel:  206-624-8968
Fax:  206-624-1907
Attn:  David B. Johnston

                                                                                       PRINCIPAL AMOUNT
                                          NUMBER OF SHARES                             OF CONVERTIBLE
         NAME/ADDRESS/TEL/FAX                OF SERIES B          PURCHASE PRICE       PROMISSORY NOTE
---------------------------------------   ------------------    -------------------   -------------------

The Avram Miller Trust                             2,649         $     19,999.95                 --
c/o Avram Miller Company
505 Montgomery Street, 20th Floor
San Francisco, CA  94111
Tel:  415-835-7268
Fax:  603-710-6213
Attn:  Avram Miller

                                          ------------------    -------------------   -------------------
      Total for Initial Closing:               3,560,967          $26,885,300.85        $ 7,384,707.85
                                          ==================    ===================   ===================

                                 SECOND CLOSING

                                                   Number of Shares
           Name/Address/Tel/Fax                       of Series B               Purchase Price
-------------------------------------------     ------------------------     ---------------------
Spinnaker Technology Fund, L.P.                            67,596                  $510,349.80*
c/o Bowman Capital Management
1875 South Grant Street, Suite 600
San Mateo, CA  94402-7013

Tel:  650-287-2200
Fax:  650-572-1844
Attn:  Matthew Cowan

Spinnaker Technology Offshore                              64,371                  $486,001.05*
Fund Limited
c/o Bowman Capital Management
1875 South Grant Street, Suite 600
San Mateo, CA  94402-7013

Tel:  650-287-2200
Fax:  650-572-1844
Attn:  Matthew Cowan

Spinnaker Founders Fund, L.P.                              36,641                  $276,639.55*
c/o Bowman Capital Management
1875 South Grant Street, Suite 600
San Mateo, CA  94402-7013

Tel:  650-287-2200
Fax:  650-572-1844
Attn:  Matthew Cowan

Spinnaker Offshore Founders Fund                           20,814                  $157,145.70*
Cayman Limited
c/o Bowman Capital Management
1875 South Grant Street, Suite 600
San Mateo, CA  94402-7013

Tel:  650-287-2200
Fax:  650-572-1844
Attn:  Matthew Cowan

Amazon.com, Inc.                                          394,055                $2,975,115.25*
1200 12th Avenue South, Suite 1200
Seattle, WA 98144
Tel:  206-266-1000
Fax:  206-834-7010
Attn:  General Counsel

                                                   Number of Shares
           Name/Address/Tel/Fax                       of Series B               Purchase Price
-------------------------------------------     ------------------------     ---------------------
Hummer Winblad Technology                               1,375,307               $10,383,567.85**
   Fund IV, L.P.
2 South Park, 2nd Floor
San Francisco, CA  94107
Tel:  415-979-9600
Fax:  415-979-9601
Attn:  John Hummer

The Phoenix Partners IV                                    78,926                  $595,891.30*
   Limited Partnership
1000 Second Avenue, Suite 3600
Seattle, WA  98104
Tel:  206-624-8968
Fax:  206-624-1907
Attn:  David B. Johnston

Comcast Interactive Capital, L.P.                         331,125                $2,499,993.75
1201 Market Street, Suite 2201
Wilmington, DE  19801
Tel:  302-594-8705
Fax:  302-658-1600
Attn:  Abram E. Patlove, Vice President

Cyber Control Development Limited                         198,675                $1,499,996.25
38th Floor, Citibank Tower,
Citibank Plaza
3 Garden Court
Hong Kong
Tel:  011-852-2514-8656
Fax:  011-852-2514-8651
Attn:  Eric Oei

Asia Pacific Technology &                                 132,450                  $999,997.50
   Finance 1 N.V.
62 De Ruyterkade
Curacao, Netherlands Antilles
Attn:  Managing Director

                                                   Number of Shares
           Name/Address/Tel/Fax                       of Series B               Purchase Price
-------------------------------------------     ------------------------     ---------------------
With a copy to:

ETF Group
Via Cantonale, The Fantastic Building
CH-6928 Manno, Switzerland
Tel:  011-41-91-610-7111
Fax:  011-41-91-610-7166
Attn:  Anthony J. Barbieri,
          General Counsel & Secretary

BayStar Capital, L.P.                                      33,112                  $249,995.60
1500 West Market Street, Suite 200
Mequon, WI  53092
Tel:  415-835-7260
Fax:  415-835-3777
Attn:  Steven M. Lamar

BayStar International Ltd.                                 33,113                  $250,003.15
1500 West Market Street, Suite 200
Mequon, WI  53092
Tel:  415-835-7260
Fax:  415-835-3777
Attn:  Steven M. Lamar

World Online International B.V.                            66,225                  $499,998.75
Parklaan 28
P.O. Box ___
3000 AA Rottendam, Netherlands
Tel:  415-835-7260
Fax:  415-835-3777
Attn:  Steven M. Lamar

The Balousek Family Limited                                19,868                  $150,003.40
   Partnership DTD 1/7/99
11 Magee Court
Moraga, CA  94556
Tel:  925-376-8934
Fax:  925-631-9015
Attn:  John B. Balousek, Jr.

                                                   Number of Shares
           Name/Address/Tel/Fax                       of Series B               Purchase Price
-------------------------------------------     ------------------------     ---------------------
Frank M. Higgins                                           19,868                  $150,003.40
7650 SE 22nd Street
Mercer Island, WA  98040
Tel:  206-232-1092
Fax:  206-230-9060

Michael B. Slade                                           19,868                  $150,003.40
3732 E. High Lane
Seattle, WA  98112
Tel:  206-
Fax:  206-

Keith Grinstein                                            19,868                  $150,003.40
1191 2nd Avenue, #1600
Seattle, WA  98101
Tel:  206-749-8350
Fax:  206-749-8365

Nick Hanauer Partnership                                   19,868                  $150,003.40
The Highlands
Seattle, WA  98177
Tel:  206-363-4954
Fax:  206-436-8502

VLG Investments 1999                                        4,636                   $35,001.80
Venture Law Group
2800 Sand Hill Road
Menlo Park, CA  94025
Tel:  650-854-4488
Fax:  650-854-8386
Attn:  Elias J. Blawie

John V. Bautista                                           22,186                  $167,504.30
Venture Law Group
2800 Sand Hill Road
Menlo Park, CA  94025
Tel:  650-854-4488
Fax:  650-854-8386

                                                   Number of Shares
           Name/Address/Tel/Fax                       of Series B               Purchase Price
-------------------------------------------     ------------------------     ---------------------
Edmund S. Ruffin, Jr.                                       2,318                   $17,500.90
Venture Law Group
2800 Sand Hill Road
Menlo Park, CA  94025
Tel:  650-854-4488
Fax:  650-854-8386

Glen Van Ligten                                             1,325                   $10,003.75
Venture Law Group
2800 Sand Hill Road
Menlo Park, CA  94025
Tel:  650-854-4488
Fax:  650-854-8386

Frances Johnston                                              993                    $7,497.15
Venture Law Group
2800 Sand Hill Road
Menlo Park, CA  94025
Tel:  650-854-4488
Fax:  650-854-8386

Richard Hsu                                                   993                    $7,497.15
Venture Law Group
2800 Sand Hill Road
Menlo Park, CA  94025
Tel:  650-854-4488
Fax:  650-854-8386

Kenneth Cramer                                                662                    $4,998.10
Venture Law Group
2800 Sand Hill Road
Menlo Park, CA  94025
Tel:  650-854-4488
Fax:  650-854-8386

                                                ========================     =====================
        Total for Second Closing:                       2,964,863               $22,384,715.65***
                                                ========================     =====================


* Conversion of Convertible Promissory Note issued to the Purchaser as of the Initial Closing.

** Includes conversion of Convertible Promissory Note in the principal amount of $2,383,565.20 and payment of $8,000,002.65 at the time of the Second Closing.

*** Includes conversion of Convertible Promissory Notes in the aggregate principal amount of $7,384,707.85 and total payments of $15,000,007.80 at the time of the Second Closing.